N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Income Trust
Western Asset Massachusetts Municipals Fund

Item 77I(a) :Terms of new or amended securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on October 19, 2017 (Accession No. 0001193125-17-313936). The Registrant also incorporates by reference Post-Effective Amendment No. 322 to Form N-1A filed on March 22, 2017 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-17-092131).